UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2007

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-138389	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vincent J. Calabrese, Senior VP and Controller of People’s United Financial, Inc. (the “Company”), has indicated that he is resigning from the Company, effective March 9, 2007. Mr. Calabrese, who serves as the Company’s principal accounting officer, has accepted a position with a bank located in the greater Pittsburgh area. He indicated that his decision was made for personal and family reasons, as a large part of his family is located in the greater Pittsburgh area.

Philip R. Sherringham, the Company’s Chief Financial Officer, stated that Mr. Calabrese has made many contributions to the success of People’s Bank (an affiliate of the Company) during his 19 year tenure. He noted that the Company was grateful for Mr. Calabrese’s leadership and wished him well in his new endeavors.

People’s Bank First Vice President Christina Bliven will be Acting Controller while the Company launches a nationwide search for Mr. Calabrese’s successor. Previous to her joining People’s Bank, Ms. Bliven, a CPA, worked for KPMG and was the controller of United California Bank in Los Angeles, CA.

[signature appears on following page]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: March 5, 2007	By:	/s/ Susan D. Stanley
(Signature)

	Name:	Susan D. Stanley
	Title:	First Vice President and Secretary

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